                                                                   Exhibit 10.11














                            ASSET PURCHASE AGREEMENT
                            ------------------------

                                 By and Between


                         TRUMARK STEEL & PROCESSING, LLC
                      a Michigan limited liability company

                                    ("Buyer")

                                       and

                             LAVOY INVESTORS, LTD.,
                        an Ohio limited liability company

                                   ("Seller")


                                December 12, 1997

                                      INDEX

ARTICLE I
         DEFINITIONS.........................................................1

ARTICLE II
         SALE AND PURCHASE OF ASSETS.........................................3
         2.1      DESCRIPTION OF ASSETS......................................3
         2.2      NON-ASSUMPTION OF LIABILITIES..............................5
         2.3      PURCHASE PRICE AND MANNER OF PAYMENT.......................6

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF SELLER............................6
         3.1      OWNERSHIP OF ASSETS........................................7
         3.2      ORGANIZATION, QUALIFICATION, AND AUTHORITY OF SELLER.......7
         3.3      TITLE TO PROPERTIES; LIENS, CONDITIONS OF PROPERTIES.......8
         3.4      CHANGES....................................................9
         3.5      INTELLECTUAL PROPERTY......................................9
         3.6      [RESERVED]................................................10
         3.7      CONTRACTS AND COMMITMENTS.................................10
         3.8      LITIGATION; JUDGMENTS AND CONSENT DECREES.................10
         3.9      EMPLOYEE RELATIONS........................................10
         3.10     EMPLOYEE BENEFITS.........................................11
         3.11     COMPLIANCE WITH LAW/GOVERNMENTAL AUTHORIZATIONS...........12
         3.12     ENVIRONMENTAL AND OSHA MATTERS............................12
         3.13     PAYMENT OF TAXES..........................................14
         3.14     INSURANCE.................................................15
         3.15     AGENTS AND EMPLOYEES......................................15
         3.16     FINDER'S FEE..............................................15

ARTICLE IV
         COVENANTS OF SELLER................................................16
         4.1      CONDUCT OF BUSINESS.......................................16
         4.2      ASSIGNMENT OF LEASES AND CONTRACTS........................18
         4.3      BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS.......18
         4.4      CONSUMMATION OF AGREEMENT.................................18
         4.5      COOPERATION...............................................18
         4.6      REGULATORY FILINGS........................................18
         4.7      INJUNCTIONS...............................................18
         4.8      TAXES.....................................................18
         4.9      TERMINATION OF EMPLOYMENT BY TOLEDO PICKLING..............18

ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF BUYER............................20
         5.1      ORGANIZATION OF BUYER.....................................20
         5.2      AUTHORITY OF BUYER........................................20
         5.3      FINDER'S FEE..............................................21
         5.4      LITIGATION................................................21

ARTICLE VI
         COVENANTS OF BUYER.................................................21
         6.1      BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS.......21
         6.2      CONSUMMATION OF AGREEMENT.................................21
         6.3      COOPERATION...............................................22
         6.4      REGULATORY FILINGS........................................22
         6.5      INJUNCTIONS...............................................22
         6.6      ACCESS TO RECORDS AND FILES...............................22

ARTICLE VII
         REMITTANCE OF FUNDS................................................22

ARTICLE VIII
         CONDITIONS TO OBLIGATIONS OF BUYER.................................23
         8.1      REPRESENTATIONS; WARRANTIES; COVENANTS....................23
         8.2      DELIVERY OF SCHEDULES AND EXHIBITS........................23
         8.3      DAMAGE OR DESTRUCTION.....................................23
         8.4      NO OTHER MATERIAL ADVERSE CHANGE..........................23
         8.5      CONSENTS..................................................24
         8.6      INJUNCTIONS...............................................24
         8.7      TRANSFER OF REAL PROPERTY.................................24
         8.8      FINANCING/CONSENT OF LENDER...............................24
         8.9      OPERATING AGREEMENT.......................................24

ARTICLE IX
         CONDITIONS TO OBLIGATIONS OF SELLER................................24
         9.1      REPRESENTATIONS, WARRANTIES, COVENANTS....................24
         9.2      DELIVERY OF DOCUMENTS.....................................24
         9.3      INJUNCTIONS...............................................25
         9.4      TRANSFER OF REAL PROPERTY.................................25


ARTICLE X
         INDEMNIFICATION....................................................25

                                       ii

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         10.1     INDEMNIFICATION BY SELLER.................................25
         10.2     INDEMNIFICATION BY BUYER..................................26
         10.3     THIRD PARTY CLAIM AGAINST BUYER OR SELLER.................27
         10.4     TIME LIMITATIONS..........................................27

ARTICLE XI
         TERMINATION........................................................28
         11.1     GENERALLY.................................................28
         11.2     RIGHT TO PROCEED..........................................28

ARTICLE XII
         CLOSING OF TRANSACTION.............................................29
         12.1     CLOSING...................................................29
         12.2     CLOSING DOCUMENTS.........................................29
         12.3     RISK OF LOSS..............................................30

ARTICLE XIII
         MISCELLANEOUS......................................................30
         13.1     BINDING EFFECT............................................30
         13.2     RECITALS; EXHIBITS AND SCHEDULES..........................30
         13.3     GOVERNING LAW.............................................30
         13.4     NOTICES...................................................30
         13.5     FURTHER ASSURANCES........................................32
         13.6     ENTIRE AGREEMENT..........................................32
         13.7     WAIVERS...................................................32
         13.8     HEADINGS..................................................32
         13.9     SEVERABILITY..............................................32
         13.10    COUNTERPARTS..............................................32
         13.11    PUBLIC ANNOUNCEMENT.......................................32
         13.12    TIME OF THE ESSENCE.......................................32
         13.13    ARBITRATION...............................................33


                                       iii

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                                    EXHIBITS



Exhibit A                  Schedule of Personal Property
Exhibit B                  General Assignment and Bill of Sale
Exhibit C                  Allocation of Purchase Price



3.2               Permits and Licenses
3.2C              List of Consents Required
3.3C              Schedule of Leases
3.3D              Schedule of Liens
3.7               Contracts and Commitments
3.8               Litigation; Judgments and Consent Decrees
3.9               Grievances, Arbitrations, Unfair Labor Charges or Practices
3.10              Employee Benefit Plans
3.12              Environmental Disclosure Schedule
3.14              Schedule of Insurance
3.15              Agents and Employees


                                       iv

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                            ASSET PURCHASE AGREEMENT
                            ------------------------



         THIS AGREEMENT (the "Agreement") made and entered as of December 12, 1997, by and between LAVOY INVESTORS, LTD., an Ohio limited liability company (the "Seller") and TRUMARK STEEL & PROCESSING, LLC, a Michigan limited liability company, (the "Buyer") is to evidence the following agreements and understandings:

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Seller owns and leases a facility operated by its tenant, Toledo Pickling & Steel Sales, Inc., an Ohio corporation ("Toledo Pickling") as a processing steel service center (the "Business") in Bedford Township, Michigan on the Real Property (hereinafter defined) under the name "Temperance Steel", and the Seller owns certain assets which it leases in connection with Toledo Pickling's Business;

         WHEREAS, Seller desires to sell, and Buyer desires to purchase, certain of Seller's assets and properties located at or relating to the Real Property, upon the terms and conditions hereinafter set forth;

         WHEREAS, the Real Property will be purchased from Seller pursuant to the terms of a Real Property Purchase Agreement;

         NOW THEREFORE, in exchange for the mutual promises contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         "Affiliate" when used with respect to Seller includes, but is not limited to: (1) the spouse or child of any direct or indirect member of Seller ("Owner"); (2) any corporation, partnership, trust, or other entity (whether or not incorporated), directly or indirectly, through one or more intermediaries, that is controlled by, or under common control with, Seller or any Owner; (3) any officer, director, or employee of Seller, or his spouse or child; (4) any person who is a member in any relationship or similar form of unincorporated business association with any person or entity referred to above; and (5) any entity required to be aggregated with any entity referred to above under Code Sections 414(b), (c) and (m).

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         "Assumed  Liabilities"  shall have the meaning  ascribed in Section 2.2 hereto.

         "Buyer's Product Liability Obligations" means any claims for product liability (whether for bodily injury or death or property loss or damage or otherwise) arising from any occurrence on and after the Effective Date.

         "Closing Date" or "Effective Date" means the date upon which the closing of the transaction contemplated hereby ("Closing") will occur, which shall be on or before December 12, 1997.

         "COBRA" means the  Consolidated  Omnibus Budget  Reconciliation  Act of
1985.

         "Code" means the Internal Revenue Code of 1986, as amended to date.

         "Contracts" shall mean all contracts listed on EXHIBIT "3.7" and all contracts that, due to their size or term, are not required in Section 3.7 to be listed on EXHIBIT "3.7".

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" means Port Lawrence Title & Trust Company, Toledo, Ohio, which shall act as escrow agent pursuant to Section 7 of the Real Property Purchase Agreement.

         "Gamma X-Ray Gauge" means the unit of equipment owned by Seller and manufactured by Gamma Instruments, Inc., of Aurora, Illinois, Source Model Number GR-100, Serial Number 950401.

         "Injunction" means any injunction, decree or similar order which prohibits the consummation of the transaction contemplated by this Agreement.

         "Intellectual Property" includes, but is not limited to: all trade secrets (as defined in the Uniform Trade Secrets Act, as adopted in the State of Ohio), patents, patent applications, trade names, trademarks, and service marks (whether registered or unregistered) and all copyrights (registered or unregistered), licensed or owned by Seller and used in connection with the Business.

         "Plan" or "Plans" means each pension, profit-sharing, cafeteria, medical reimbursement, 401(k), retirement, deferred compensation, stock option, incentive, vacation, hospitalization, medical, disability or life insurance, severance, termination, bonus or other employee benefit plan, contract, arrangement, or understanding of Seller or Toledo Pickling

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or any person, corporation, partnership, or other entity required to be aggregated with, or treated as the same employer as, Seller or Toledo Pickling under ERISA or the Code (an "ERISA Affiliate"), whether or not covered by ERISA or qualified within the meaning of Section 401(a) of the Code, and whether single-employer or multi-employer. The Plans shall include, but are not limited to Toledo Pickling's 401(K), Profit-Sharing, Cafeteria, Medical/Dental, life insurance/disability plans, as more particularly described in EXHIBIT "3.11".

         "Real Property" means all of the land and buildings owned by the Partnership, including, but not limited to, the property located at 222 LaVoy Road, Bedford Township, Michigan, at which Seller operates the Business and as more fully described in the Real Property Purchase Agreement.

         "Real Property Purchase Agreement" means the Real Property Purchase Agreement of even date herewith between Buyer and Seller pursuant to which Buyer shall purchase the Real Property from Seller.

         "Seller's Product Liability Obligations" means any claims for product liability (whether for bodily injury or death or property loss or damage or otherwise) arising from any occurrence before the Effective Date.

         "Seller's Warranty Claims" means all warranty or other contract claims by Seller whether implied, express or otherwise, or refunds against third party manufacturers, vendors, carriers or utilities.

         "WARN" means the Worker Adjustment Retraining Notification Act of 1988.

                                   ARTICLE II
                           SALE AND PURCHASE OF ASSETS
                           ---------------------------

         2.1 DESCRIPTION OF ASSETS.

         A. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agrees to purchase from Seller, free and clear of all mortgages, security interests, liens, charges and other encumbrances, the

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following rights, properties and assets (other than the Excluded Assets identified in Section 2.1C below), of any kind, character and description, whether tangible, intangible, real, personal or mixed, the following (collectively the "Assets"):

        (i)       All right and interest of Seller in and to the Real Property;

        (ii) All of Seller's personal property relating to the "Temperance Steel" Business or used in the operation of the Business (all of which is located at 222 LaVoy Road, Bedford Township, Michigan) including, but not limited to, all furnishings, furniture, supplies, the Gamma X-Ray Gauge and other equipment and cranes, including without limitation, the personal property more particularly described in EXHIBIT "A" attached hereto (collectively, the "Personal Property") but expressly excluding all scrap and other steel inventory, fax and copy machines, and other Excluded Assets, as defined herein);

        (iii) All contracts, agreements, licenses, permits, Intellectual Property, and any other intangible property or interest associated with or useful in the operation of the Real Property or the maintenance and use of the Personal Property (collectively, the "Intangible Property"); PROVIDED, HOWEVER, that Buyer, in its sole and absolute discretion, may elect not to acquire any or all of the Intangible Property; and

        (iv) All of Seller's Warranty Claims which relate to the Personal Property purchased from Seller.

         B. The Assets constituting the personal property to be conveyed hereunder shall be conveyed to Buyer by execution and delivery of a General Assignment and Bill of Sale in the form attached hereto as EXHIBIT "B".

         C. Except as expressly set forth in Section 2.1A, Buyer is not purchasing any of the following Assets of Seller, all of which are hereinafter referred to as the "Excluded Assets". The Excluded Assets include, but are not limited to, the following:

        (i) Cash, bank accounts, deposits (except for the $1,800 Michigan Gas Utility deposit) and securities, and cash equivalents;

        (ii)      Accounts receivable;

        (iii)     Prepaid expenses;

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         (iv)     All steel scrap and other steel inventory;

         (v) All fax machines and copy machines; PROVIDED, HOWEVER, that Buyer shall have the continued exclusive right to use such machines, subject to the terms and conditions of any applicable Contract, until such time as Buyer purchases or installs its own fax and copy machines at the "Temperance Steel" facility; and

         (vi) The scrap box and dumpster located at the "Temperance Steel" facility;

         (vii) Two (2) computer terminals and keyboards located at the "Temperance Steel" facility (Seller acknowledges that Buyer shall have the sole right and discretion to designate which two (2) terminals and keyboards shall be part of the Excluded Assets);

         (vii) The three (3) word processing printers located at the "Temperance Steel" facility.

         (ix)     The coffee maker located at the "Temperance Steel" facility;

         (x) The propane cage and propane tanks located at the "Temperance Steel" facility;

         (xi) 15,000 lb. Hyster (towmotor) 5750A, Serial #A024D04776B, PROVIDED, HOWEVER, that Buyer shall have the continued exclusive right to use said towmotor pursuant to a letter agreement by and between Buyer and Northern Steel Transport, an Affiliate of Seller and the owner of said equipment; and

         (xii) Such of Seller's Intangible Property as Buyer, in its sole discretion, elects not to acquire hereunder.

         2.2 NON-ASSUMPTION OF LIABILITIES. Buyer and Seller agree that Buyer is not purchasing, assuming, or accepting any debts, liabilities or obligations whatsoever of Seller, contingent or non-contingent, liquidated or unliquidated, asserted or unasserted (the "Excluded Liabilities"), all of which remain the debts, liabilities, and obligations of Seller.

         2.3 PURCHASE PRICE AND MANNER OF PAYMENT.

         A. On the Closing Date, upon the satisfaction of the terms and conditions contained herein, Seller shall sell, assign and convey the Assets to Buyer, and Buyer shall purchase the Assets.

         B. The purchase price (the "Purchase Price") for the Assets (including the Real Property) shall be Two Million One Hundred Eighty Thousand Dollars ($2,180,000).

         C. The Purchase Price will be paid by Buyer to the Escrow Agent in the manner described in Section 10 of the Real Property Purchase Agreement.

         D. The parties hereto covenant and agree that the Purchase Price shall be allocated as provided on EXHIBIT "C" (the "Allocation"), which reflects the fair market value of the Assets in accordance with the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended. Buyer and Seller agree to prepare and file all tax returns (including, if applicable, Form 8594) in a manner consistent with the Allocation and will not in connection with the filing of such returns make any allocation of the Purchase Price which is contrary to the Allocation. The Buyer and the Seller agree to consult with each other with respect to all issues related to such Allocation in connection with any tax audits.

         E. Real estate taxes, installments of special assessments, if any, and personal property taxes, if any, with respect to the Assets to be conveyed to Buyer pursuant hereto shall be prorated through the Closing Date in the manner set forth herein and, with respect solely to the Real Property, as set forth in
Section 9 of the Real Property Purchase Agreement. Buyer shall be solely responsible for any personal property taxes with lien assessment dates at any time after the Closing Date; Seller shall be solely responsible for any personal property taxes due in respect of any period (or portion thereof) prior to the Closing Date.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         In order to induce Buyer to purchase the Assets hereunder, Seller hereby makes the following representations and warranties, each of which shall be true and correct on the execution hereof except as otherwise specified herein, and will be true and correct on the Closing Date.

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         3.1 OWNERSHIP OF ASSETS. Seller is or on the Closing Date will be, the owner of the Assets, and Seller shall transfer the Assets to Buyer, free and clear of any mortgages, pledges, equities, liens, charges, encumbrances, covenants, conditions, or other restrictions, except as otherwise provided in the Real Property Purchase Agreement.

         3.2 ORGANIZATION, QUALIFICATION, AND AUTHORITY OF SELLER.

         A. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio. Seller has full power and authority to own or lease its properties and to conduct its businesses in the manner and the places where such properties are owned or leased and such business is conducted. Seller possesses all permits and licenses from state, local, or Federal agencies or subdivisions necessary to operate the Business, all of which are in full force and effect and a list of which is attached hereto upon execution as EXHIBIT "3.2", all of which are transferable and shall be transferred to Buyer hereunder except as disclosed on EXHIBIT "3.2".

         B. As of the Closing Date, the execution and delivery of this Agreement, and the performance of the obligations by Seller under this
Agreement: (i) will not violate, contravene, be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under: (a) any provision of law; (b) any order, rule or regulation of any court, arbitrator or other agency of government; (c) any provision of the Operating Agreement of Seller; and (d) any material lease, indenture, agreement or other instrument to which Seller or its properties or assets is or may be bound; and (ii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the Assets.

         C. Seller has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and except as listed on the "List of Consents Required" attached hereto as EXHIBIT "3.2C", no consent, approval or authorization of, or registration, declaration, or filing with any governmental authority (federal, state, or local, domestic or foreign), lending institution or other third party is required in connection with the execution and delivery by Seller of this Agreement or its performance of, or compliance with, the terms, provisions, and conditions hereof.

         D. All necessary actions of the Members and Managers of Seller have been taken to authorize Seller to execute and deliver this Agreement, the Real Property Purchase Agreement and the other documents contemplated hereby. This Agreement, the Real Property Purchase Agreement and each related document constitute the valid and binding obligations of Seller, each enforceable in accordance with its respective terms, subject to

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applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

         3.3 TITLE TO PROPERTIES; LIENS, CONDITIONS OF PROPERTIES.

         A. REAL PROPERTY. The representations and warranties of Seller contained in the Real Property Purchase Agreement are true and correct and are incorporated herein by reference. Seller does not own or lease real property except for the Real Property and Seller is not a party to any agreement to acquire real property or any interest therein. The existing written real property lease between Seller and Toledo Pickling with respect to the Real Property will be terminated at Closing.

         B. PERSONAL PROPERTY. Attached hereto as EXHIBIT "A" is the Schedule of Personal Property that completely and accurately describes all machinery, equipment, cranes and all other tangible Personal Property (excluding inventory) which are to be included in the Assets. Each of the items of Personal Property denoted with an asterisk (*) on the Schedule of Personal Property is, and on the Closing Date will be, in good working condition and repair, ordinary wear and tear excepted, with no known defects, and fully usable in the ordinary course of business; all other items of said personal property is and on the Closing Date will be in reasonable operating condition and repair, ordinary wear and tear excepted, with no known defects, and fully usable in the ordinary course of business (excepting routine maintenance for breakdowns in the ordinary course). As of the Closing Date and except for such personal property subject to the leases listed on the Schedule of Leases, Seller will have good and marketable title to its Personal Property free and clear of all liens and encumbrances whatsoever. All of the Assets constituting Personal Property is, and on the Closing Date will be, located on the Real Property.

         C. LEASES. All the leases under which Seller leases personal property are described in the schedule of leases ("Schedule of Leases") attached hereto as EXHIBIT "3.3C". All of Seller's leases of personal property are valid, subsisting and assignable and no default (or event with which the passage of time will constitute a default) exists thereunder. The existing lease between Seller and Toledo Pickling for certain of the Personal Property will be terminated at Closing. Buyer is not assuming any of Seller's leases for Personal Property.

         D. LIENS. Attached hereto as EXHIBIT "3.3D" is the schedule of liens ("Schedule of Liens") which lists all liens, conditional sales agreements, security interests, pledges, charges, or mortgages to which Seller is a party (as debtor or secured party). All of such liens to which Seller is a party as debtor will be satisfied or released on or before the Closing Date. Except as disclosed on such Exhibit, none of the Assets is subject to any mortgage,

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pledge, lien, conditional sales agreement, security agreement, encumbrance, or other charge. Seller is not in default (nor is there an event with which the passage of time will constitute a default) under any such agreements.

         3.4 CHANGES.

         A. Since September 15, 1997, there has been no change in the location of the Assets or any material adverse change in the condition of any of the Assets. Each item of Personal Property owned by Seller (including, but not limited to, the items listed on EXHIBIT "A") on September 15, 1997 and which was observed by or made available for observation by Buyer's representatives on September 15, 1997, other than the Excluded Assets, is included among the Assets, and no such item has been removed, sold or transferred by Seller.

         B. Since September 15, 1997, neither Seller nor Toledo Pickling has, with respect to the Assets or the Business:

        (i) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any portion of the Assets, except for liens for current property taxes not yet due and payable or for current liens to which after acquired property became subject;

        (ii)      sold, assigned or transferred any of the Assets;

        (iii) made or granted any bonus or any wage or salary increase to any employee or group of employees except in the ordinary course of business;

        (iv) made any capital expenditures or commitments therefor that aggregate in excess of Twenty-Five Thousand Dollars ($25,000);

        (v)       entered into any labor agreement or commitment;

        (vi) suffered any material damage, destruction or casualty loss to the Assets, whether or not covered by insurance; or

        (vii) agreed, whether in writing or otherwise to do any of the actions described in this Section 3.5B.

         3.5 INTELLECTUAL PROPERTY. Neither Seller, Toledo Pickling nor any Affiliate of Seller owns, uses or holds any trade names, trademarks, service marks, or copyrights in connection with the Business other than the trade name "Temperance Steel". Neither Seller,

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



Toledo Pickling nor any Affiliate of Seller has received any notification, and has no knowledge, that it has infringed, nor is now infringing, on any trade name, trademark, service mark, or copyright belonging to any other person, firm, or corporation. To the best of Seller's knowledge, neither Seller, Toledo Pickling nor any Affiliate of Seller is infringing and has not infringed on any patent or other right belonging to any person, firm, or corporation nor has Seller received notice of any infringement.

         3.6 [RESERVED]

         3.7 CONTRACTS AND COMMITMENTS. EXHIBIT "3.7" contains a true and complete list and description of all personal property leases, warehouse agreements, licensing agreements, and any other contracts and commitments (other than purchase orders and sales orders, loan agreements, labor and employment agreements or employee benefit plans or agreements) with respect to the Business or the Assets as of the date of this Agreement that are not cancelable on thirty
(30) days or less notice without any further obligation thereunder or which involve a total liability on the part of Seller or Toledo Pickling thereunder exceeding Ten Thousand Dollars ($10,000) per contract or lease. True and correct copies, or written summaries, if oral, of all the leases, contracts, commitments, agreements, understandings or other obligations, written and oral, relating to the Business or the Assets and listed on EXHIBIT "3.7" have been delivered to Buyer. Neither Seller, Toledo Pickling or any Affiliate of Seller is in default (whether with the giving of notice, the passage of time or both) under any of the contracts, leases or other commitments or obligations listed on such Exhibit. The execution of this Agreement and the consummation of the transactions contemplated hereby will not give rise to a right of termination by any party thereto.

         3.8 LITIGATION; JUDGMENTS AND CONSENT DECREES. Except as disclosed on EXHIBIT "3.8" attached hereto, with respect to the Business or Assets, no litigation is pending or, to the best of Seller's knowledge, threatened against Seller, Toledo Pickling or any Affiliate and no litigation is pending or threatened by Seller, Toledo Pickling or Affiliate. EXHIBIT "3.8" also sets forth, with respect to the Business, all product liability claims, workers' compensation, unemployment compensation, and all age, race, religion or other discrimination claims, whether such claims were dismissed, settled, or otherwise resolved, against Seller, Toledo Pickling or Affiliate since January 1, 1994. Neither Seller, Toledo Pickling or any Affiliate is subject to any judgment, ruling, injunction, order or agreement with any court, arbitrator or regulatory authority restricting or adversely affecting the conduct of the Business or Seller's ownership of the Assets.

         3.9 EMPLOYEE RELATIONS. Except as disclosed in EXHIBIT "3.9", with respect to the Business, there has not been, since January 1, 1996, nor to Seller's knowledge is there

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



currently threatened, any grievances, arbitrations, unfair labor charges or practices filed against Toledo Pickling with the National Labor Relations Board or any comparable federal, state or local board, agency or commission, or any claims, including but not limited to any claims brought before the Equal Employment Opportunity Commission or under any act, local, state, federal civil rights laws or any other law, rule or regulation relating to employment. Since January 1, 1996, with respect to the "Temperance Steel" Business, Toledo Pickling has complied with all laws relating to the employment of labor, including, but not limited to, any provisions thereof relating to equal employment opportunities, civil rights, working conditions, wages, hours, COBRA, WARN, and the payment of social security and similar taxes, and is not liable for any arrearage of wages or any taxes or penalties for failure to comply with any of the foregoing. Neither Seller, Toledo Pickling or any Affiliate is a party to any collective bargaining agreement with respect to the Business. No unions or other collective bargaining units have been, or are required to be, certified or recognized by Seller or Toledo Pickling as representing its employees at the Temperance Steel facility, and no union organized efforts exist with respect to any employees of the Business conducted at the Real Property.

         Seller represents and warrants that Toledo Pickling has taken all actions necessary, including but not limited to any notice required to be given to its employees, local, state or federal government agencies, to comply with COBRA and any other local or state laws applicable to the transactions contemplated by this Agreement. Copies of all such notices have been delivered to Buyer.

         3.10 EMPLOYEE BENEFITS. Set forth on EXHIBIT "3.10" is a list of each Plan. Except as set forth on EXHIBIT "3.10", with respect to the "Temperance Steel" Business, neither Seller nor Toledo Pickling maintains or contributes to any "employee benefit plan" (as defined in ERISA) or any other profit sharing, incentive bonus, deferred compensation, welfare, pension, retirement, severance, holiday, vacation, tuition reimbursement, health benefit or other similar plan, program, agreement, arrangement or practice. Neither Seller nor Toledo Pickling has any liability with respect to any Plan including, but not limited to, any "accumulated funding deficiency," as defined in ERISA, and all contributions required to be made under each such Plan have been made by the due date thereof. Each Plan and each Plan sponsor identified on EXHIBIT "3.10" are in compliance in all material respects with ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder. Without limiting the generality of the foregoing, there have been no prohibited transactions (as defined in ERISA) or breaches of the duties imposed by ERISA upon fiduciaries of the Plans such that any Plan sponsor could incur any liability in respect thereof, and all filings with governmental authorities and all notices to participants in such plans required by ERISA, the Code and the rules and regulations promulgated thereunder to be made or given have been timely made or given. There are no suits or claims pending or, to Seller's knowledge, threatened against any Plan or any Plan sponsor, and to Seller knowledge, there is no basis for any such suit or claim. Except with respect to vested or accrued benefits of participants under the Plans, the Plan sponsor has reserved all rights necessary to amend or terminate, on a prospective basis, each of the Plans without the consent of any other person. Seller has delivered or caused to be made available to Buyer true, complete and correct copies of all Plans, trust agreements, Plan amendments, Plan descriptions and other Plan documents with respect to the Plans.

         To Seller's knowledge, with respect to the Business, all group health plans of Seller, Toledo Pickling and any ERISA Affiliate have been operated in material compliance with the group health plan continuation coverage requirements of Section 162(i) (as in effect immediately prior to the Technical and Miscellaneous Revenue Act of 1988) and 4980B of the Code to the extent such requirements are applicable.

         3.11 COMPLIANCE WITH LAW/GOVERNMENTAL AUTHORIZATIONS. Seller and Toledo Pickling have complied, and have conducted its business in accordance with all applicable statutes, laws, regulations, rules and other requirements of all federal, state and local governmental authorities having jurisdiction over Seller and Toledo Pickling applicable to the Assets other than statutes, laws, regulations and other requirements relating to tax, employment, employee benefit and environmental and OSHA matters (which are the subject of specific representations and warranties hereunder and, with respect to OSHA and environmental matters, under the Real Property Purchase Agreement), except where the failure to so comply has not had and does not have a material adverse effect on the Assets and/or the ownership thereof by Buyer following the Closing.

         3.12 ENVIRONMENTAL AND OSHA MATTERS.

         A. IN GENERAL. Except as set forth in EXHIBIT "3.12" (the Environmental Disclosure Schedule), with respect to the Business and the Assets, each of Seller and Toledo Pickling is in full compliance with all applicable Environmental Laws (as defined below), which compliance includes, but is not limited to, the possession by Seller and Toledo Pickling of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Except as set forth in EXHIBIT "3.12", with respect to the Business and the Assets, neither Seller, Toledo Pickling, nor any Affiliate has received any communication (written or oral), whether from a governmental authority, citizens' group, employee or otherwise, that alleges that Seller, Toledo Pickling or any Affiliate is not in such full compliance, and there are no circumstances that may prevent or interfere with such full compliance in the future. All governmental authorizations currently held by Seller or Toledo Pickling with respect to the Real Property pursuant to the Environmental Laws are identified on EXHIBIT "3.12".

         B. NO CLAIMS. Except as set forth in EXHIBIT "3.12", there is no Environmental Claim (as defined below) pending or, to Seller's knowledge, threatened against Seller, Toledo Pickling or any Affiliate or, to the knowledge of Seller, against any person or entity whose liability for any Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law. Except as set forth in EXHIBIT "3.12", there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, generation, treatment, storage, management, disposal or arrangement for disposal of any Materials of Environmental Concern (as defined below), that could form the basis of any Environmental Claim against Seller or any Affiliate or, to Seller's knowledge, against any person or entity whose liability for any such Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law.

         C. ABSENCE OF EVENTS OR CONDITIONS. Without in any way limiting the generality of the foregoing, to Seller's knowledge: (i) all on-site and off-site locations relating to the Business where Seller, Toledo Pickling or any Affiliate has treated, stored, disposed or arranged for the storage, treatment or disposal of Materials of Environmental Concern are identified in EXHIBIT "3.12", (ii) all underground storage tanks, and the capacity and contents of such tanks, located now or in the past on the Real Property, leased or controlled by Seller are identified in EXHIBIT "3.12", (iii) except as set forth in EXHIBIT "3.12", there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased or controlled by Seller, (iv) except as set forth in EXHIBIT "3.12", no polychlorinated biphenyls (PCBs) are or have been used, stored, treated or disposed of at any property owned, leased or controlled by Seller, (v) neither Seller, Toledo Pickling, any predecessor owner of the Real Property or other party has filed any notice under any federal law or under any law of the State of Michigan reporting a spill or release of Materials of Environmental Concern into the environment at, on, into or from the Real Estate; (vi) no lien asserting any claim or liability in favor of any governmental entity for (A) any liability under federal or state environmental laws or regulations, or (B) damages arising from or costs incurred by such governmental entity in response to a release of Materials of Environmental Concern into the environment is presently pending against or attached to the Real Property.

         D. NO CAPITAL EXPENDITURES REQUIRED FOR COMPLIANCE. No capital or other expenditures are required to bring the Assets or Seller into compliance with any currently applicable Environmental Laws.

         E. CERTAIN DEFINITIONS. For purposes of this Section, the following definitions apply:

         "Environmental Claim" means any claim, action, cause of action, investigation, demand or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for or requirement to incur investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or release or threatened release into the environment, of any Materials of Environmental Concern at any location, whether or not owned or operated by Seller or (ii) circumstances forming the basis of any violation, or alleged violation, of or any claim pursuant to any Environmental Law.

         "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution, protection of human health or safety, or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, The Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) 42 U.S.C. Sections 9601 ET SEQ., The Resource Conservation and Recovery Act (RCRA), 42 U.S.C. Sections 6901 ET SEQ., The Federal Water Pollution Control Act (FWPCA), 33 U.S.C. Sections 1251 ET SEQ., The Hazardous Materials Transportation Act, 49 U.S.C. Sections 1802 ET SEQ., The Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET SEQ., The Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ., Occupational Safety and Health Act, 29. U.S.C. Sections 651 ET SEQ., regulations promulgated thereunder, state, county, municipal or local counterparts of the foregoing federal laws and regulations, and any other applicable federal, state, county, municipal, local or other laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, including, without limitation, any hazardous substances, wastes or materials as defined by any Environmental Laws or any substances regulated by any Environmental Law.

         3.13 PAYMENT OF TAXES. Seller has filed and will continue to file all applicable Federal, state, regional and/or local income, excise or franchise tax and informational returns, real estate tax returns, sales and use tax returns, F.I.C.A. returns, Workers Compensation returns and other tax and informational returns required to be filed by it and has paid all taxes owing by Seller, including both the employee and employer portion of the F.I.C.A. taxes, income, excise, and franchise taxes, and workers compensation premiums, except taxes which have not yet accrued or otherwise become due and payable and except as may, in the future, be contested in good faith proceedings. Neither the Internal Revenue Service nor any other taxing authority is now asserting or to the best of Seller's knowledge, threatening to assert against Seller any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

         Seller has not executed or filed with the Internal Revenue Service or any other taxing authority (whether domestic or foreign) any agreement extending the period for assessment or collection of income taxes, nor is Seller a party to any pending action or proceeding, nor to the best of Seller's knowledge is any action or proceeding threatened, by any governmental authority for assessment or collection of taxes. No claims for assessment or collection of taxes has been asserted against Seller and Seller does not know of any proposed tax assessment against Seller.

         3.14 INSURANCE. Attached hereto as EXHIBIT "3.14", is the Schedule of Insurance, which lists all insurance policies and arrangements of Seller, including the name of the insurer, the insured, the beneficiary, the policy number, the amount of the coverage, and the dates of commencement and termination. Seller has maintained (and paid all premiums thereon when due) and now maintains: (i) insurance on the Assets of a type customarily insured, covering property damage by fire or other casualty; and (ii) adequate, in its reasonable business judgment, insurance protection against all liabilities, claims, and risks against which it is customary to insure general public liability. Seller has not been refused any insurance with respect to any of the Assets, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance since January 1, 1996.

         3.15 AGENTS AND EMPLOYEES. Seller has no employees. To be attached hereto as EXHIBIT "3.15" at the Closing is a complete list of the names and addresses of all employees of Toledo Pickling at the "Temperance Steel" facility stating the rates of compensation payable to each of them, the duties performed by each of them, and which employees are currently on layoff. No employee of Toledo Pickling is subject to any confidentiality, non-disclosure or any other type of employment contract or non-compete agreement with Toledo Pickling or to the best of Seller's knowledge, any other company.

         3.16 FINDER'S FEE. Neither Seller nor its members has incurred or become liable for any broker's commission or finder's fee relating to, or in connection with, the transactions contemplated by this Agreement or taken any action whatsoever to cause Buyer to incur or become liable for any such commission or fee.

                                   ARTICLE IV
                               COVENANTS OF SELLER
                               -------------------

         In order to induce Buyer to enter into this Agreement and perform its obligations hereunder, Seller hereby makes the covenants and agreements set forth in this ARTICLE IV.

         4.1 CONDUCT OF BUSINESS. Until the Closing, Seller will do, or will cause Toledo Pickling to do, the following with respect to the Assets and the "Temperance Steel" plant unless Buyer shall otherwise consent in writing:

         A. Seller shall and shall cause Toledo Pickling to do the following:

        (i) at its expense, maintain the Real Property and the Personal Property in its present order and condition, make all necessary repairs and replacements and deliver the Assets on the Closing Date in substantially the same condition they are in on the date of this Agreement, reasonable wear and tear and damage by fire and other casualty excepted, keep in full force and effect insurance policies insuring the Real Property and the Personal Property for the full replacement value thereof and promptly notify Buyer of any fire or other casualty affecting the Real Property or the Personal Property;

        (ii) deliver to Buyer, promptly after receipt by Seller, copies of all correspondence, documents and/or notices received by Seller relevant to any of the Assets, including, without limitation, notices of violation issued by governmental authorities with respect to the Real Property received by Seller after the date of this Agreement; and


         B. Refrain, and cause Toledo Pickling to refrain, from the following:

        (i) removing from the Real Property, or making any purchase, sale, transfer, assignment, or disposition of any asset or property or waiving any right of material value therein, other than the sale of inventory in the ordinary course of business and the Excluded Assets;

        (ii) mortgaging, pledging, subjecting to a lien or otherwise encumbering any of or the Assets except liens for current property taxes not yet due and payable and current liens to which after acquired property became subject;

        (iii) granting any bonus or any wage or salary increase to any employee or shareholder or group of employees;

         (iv) granting any increase in any employee benefit plan or arrangement (except in accordance with past custom and practice), or amending or terminating any existing employee benefit plan or arrangement or adopting any new employee benefit plan or arrangement (except for the termination amendment and any amendments in connection therewith of the Plans);

         (v) making any capital expenditures or commitments therefor that aggregate in excess of Twenty-Five Thousand Dollars ($25,000);

         (vi) entering into any other material transaction other than in the ordinary course of business;

         (vii)    entering into any new labor agreement or commitment.

         C. Use its best efforts to keep intact its business organization; to cause Toledo Pickling, to the extent within Seller's control, to retain Toledo Pickling's present employees at the Temperance facility (other than such employees, if any, who have been advised by Buyer or Seller that Buyer as of the Closing Date will not be extending an offer of employment thereto);

         D. Have in effect and maintain at all times all insurance of the kind, in the amount, and with the insurers set forth in the Schedule of Insurance attached hereto as EXHIBIT "3.14";

         E. Permit Buyer and its authorized representatives to have at reasonable times full access to all of Seller's properties, assets, records, contracts, and documents relating to the Personal Property and the Real Property, and furnish to Buyer or its authorized representative such other information as Buyer may from time to time reasonably request; and

         F. Not take any action, or omit to take any action, which would cause a breach of or default under any of Seller's material Contracts.

         4.2 ASSIGNMENT OF LEASES AND CONTRACTS. Seller is not assigning and Buyer is not assuming any of Seller's leases or contracts.

         4.3 BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Between the date hereof and the Closing, promptly upon the occurrence of, or promptly upon Seller becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to Seller prior to the date hereof, of any of the representations, warranties or covenants of Seller contained in this Agreement, Seller shall give detailed written notice thereof to Buyer and shall use its best efforts to prevent or promptly remedy the same.

         4.4 CONSUMMATION OF AGREEMENT. Seller shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement.

         4.5 COOPERATION. Seller shall use its best efforts to cause the Closing to occur on or before December 12, 1997 and shall not undertake any course of action inconsistent with such intended result.

         4.6 REGULATORY FILINGS. Seller shall promptly take all actions necessary to make each filing it is required to make with any governmental agency or authority as a condition to or consequence of the consummation of this Agreement, and shall use its best efforts to assist Buyer in making such required filings.

         4.7 INJUNCTIONS. If any United States court having jurisdiction over Seller issues or otherwise promulgates any Injunction, Seller shall use its best efforts to have such Injunction dissolved or otherwise eliminated as promptly as possible; PROVIDED, HOWEVER, that the foregoing provision shall not require Seller to take any action other than to pursue the litigation diligently and in good faith.

         4.8 TAXES. Seller covenants and agrees that it will prepare and file all tax returns required to be filed by it including, without limitation, payroll, workers compensation, state and federal unemployment tax returns and pay all amounts due thereunder. Without limiting the generality of the immediately preceding sentence, Seller agrees to issue to each of its Temperance Steel employees final W-2 Reports for services performed up to the Closing Date.

         4.9 TERMINATION OF EMPLOYMENT BY TOLEDO PICKLING. Seller shall cause Toledo Pickling to terminate the employment of all of the employees of at the Temperance Steel facility immediately prior to the effective time of the transaction contemplated by this Agreement on the Closing Date, so that at the effective time, Toledo Pickling shall employ no one in the Business. Toledo Pickling shall bear all resulting liabilities, if any, caused by or arising from such termination, including, but not limited to:

         (i)      severance pay;

         (ii)     accrued wages or vacation pay;

         (iii)    sick leave;

         (iv)     unemployment compensation;

         (v)      claims for back pay and/or reinstatement;

         (vi) claims for contributions or benefits under the provisions of any Plan;

         (vii) claims asserting the right to participate in any medical insurance program under COBRA or comparable state law;

         (viii)   any funding or withdrawal liability relating to any Plan; and

         (ix) any and all claims arising out of employment on or prior to the Closing Date.

         Seller hereby agrees that it will not notify, promise, represent, advise or otherwise communicate to any employee that Buyer will be hiring any or all such employees or otherwise make any offer of employment on behalf of Buyer, and will cause Toledo Pickling to refrain from doing any of the foregoing.

         The parties acknowledge that prior to the date hereof, Buyer has notified Seller that Buyer may desire to enter into arrangements for the employment by Buyer of (or other association of Buyer with) one or more of the individuals listed in EXHIBIT "3.15", as such employees of Toledo Pickling may be potentially relevant to Buyer's business, and Buyer agrees to notify Toledo Pickling prior to extending any offer of employment or other association to any of the aforementioned individuals or to any other employee of Toledo Pickling, Buyer may, but shall not be obligated pursuant to this Agreement or for any other reason to, offer full or part-time employment or other association (i.e., consulting) after the Closing Date to any of the aforementioned individuals or to any other present or future employees of Toledo Pickling on such terms and conditions as Buyer, it its sole discretion, may determine. Buyer may communicate with the present employees or agents of Toledo Pickling prior to the Closing upon reasonable prior notice to Toledo Pickling. Toledo Pickling shall cooperate with Buyer in all reasonable respects in connection with any offers of employment or other association that Buyer may make to Seller's employees and to transition any such employees from Seller's employment to possible association with Buyer, and Seller and Toledo Pickling, jointly and severally, covenant and agree, for a period of one (1) year following the Closing Date, not to hire, offer to hire, or otherwise solicit, directly or indirectly, through an Affiliate or otherwise, any of the current employees of Seller or Toledo Pickling at the Temperance Steel facility whom Buyer indicates to Seller prior to Closing it intends to hire.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer, in order to induce Seller to sell the Assets to Buyer hereunder, hereby makes the following representations and warranties, each of which shall be true and correct on the execution hereof except as otherwise specified herein and will be true and correct on the Closing Date.

         5.1 ORGANIZATION OF BUYER. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Michigan with full corporate power to own or lease its properties and to conduct its business.

         5.2 AUTHORITY OF BUYER.

         A. All necessary action, corporate or otherwise, has been taken by Buyer to authorize the execution, delivery, and performance of this Agreement and the other documents contemplated hereby.

         B. As of the Closing Date, the execution and delivery of this Agreement, and the performance of the obligations by Buyer under this Agreement will not violate, contravene, be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under:
(i) any provision of law; (ii) any order, rule or regulation of any court, arbitrator or other agency of government; (iii) any provision of the Articles of Organization or Operating Agreement of Buyer; or (iv) any lease, indenture, agreement or other instrument to which Buyer or its properties or assets is or may be bound.

         C. Buyer has the right, power, legal capacity, and authority to enter into and to and perform its obligations under this Agreement, and except for the consent of Buyer's lenders under its revolving credit loan and the mortgage loan financing commitment described in Section 8.8, no consent, approval or authorization of, or registration, declaration, or filing with any governmental authority (federal, state or local, domestic or foreign), collective bargaining unit, lending institution or other third party is required in connection with the execution and delivery by Buyer of this Agreement or its performance of, or compliance with, the terms, provisions and conditions hereof.

         D. This Agreement constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

         5.3 FINDER'S FEE. Buyer has not incurred nor become liable for any broker's commission or finder's fee relating to, or in connection with, the transactions contemplated by this Agreement or taken any action whatsoever to cause Seller to incur or become liable for any such commission or fee.

         5.4 LITIGATION. No litigation is pending or, to the best of Buyer's knowledge, threatened against Buyer which could prevent it from entering into, or performing its obligations under, this Agreement.

                                   ARTICLE VI
                               COVENANTS OF BUYER
                               ------------------

         Buyer, in order to induce Seller to enter into this Agreement and to perform the obligations hereunder, hereby makes the covenants and agreements set forth in this ARTICLE VI.

         6.1 BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Between the date hereof and the Closing, promptly upon the occurrence of, or promptly upon Buyer becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to Buyer prior to the date hereof, of any of the representations, warranties or covenants of Buyer contained in this Agreement, Buyer shall give detailed written notice thereof to Seller and shall use its best efforts to prevent or promptly remedy the same.

         6.2 CONSUMMATION OF AGREEMENT. Buyer shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement.

         6.3 COOPERATION. Buyer shall use its best efforts to cause the Closing to occur on or before December 12, 1997, and shall not undertake any course of action inconsistent with such intended result.

         6.4 REGULATORY FILINGS. Buyer shall promptly take all actions necessary to make each filing it is required to make with any governmental agency or authority as a condition to or consequence of the consummation of this Agreement, and shall use its best efforts to assist Seller in making such required filings.

         6.5 INJUNCTIONS. If any United States court having jurisdiction over Buyer issues or otherwise promulgates any Injunction, Buyer shall use its best efforts to have such Injunction dissolved or otherwise eliminated as promptly as possible, PROVIDED, HOWEVER, that the foregoing provision shall not require Buyer to dispose of any of its assets or business or to agree to any restriction on its ownership, acquisition or disposition of assets or the conduct of its business or take any action other than to pursue the litigation diligently and in good faith.

         6.6 ACCESS TO RECORDS AND FILES. For a period of three (3) years after the Closing Date, Buyer shall preserve and grant to Seller reasonable access to, and the right to make copies and extracts of, such books, accounts, records, and other similar information transferred to Buyer pursuant to the terms of this Agreement, for any reasonable purposes of Seller. Notwithstanding the foregoing, at any time which is at least one (1) year following the Closing Date, Buyer shall have the right to destroy any of such books, accounts, records, and other similar information that do not pertain to tax or accounting matters provided that Buyer gives Seller at least forty-five (45) days advance written notice of Buyer's intent to destroy. During such forty-five (45) day period, Seller shall have the right to copy at its sole expense or to take possession of all or any part of the books, accounts, records, or other similar information to be destroyed.

                                   ARTICLE VII
                               REMITTANCE OF FUNDS
                               -------------------

         Each party agrees to promptly remit to the other, in the form received, all funds belonging to the other, whether received from customers, utility companies, vendors, taxing authorities, or otherwise.

                                  ARTICLE VIII
                       CONDITIONS TO OBLIGATIONS OF BUYER
                       ----------------------------------

         Buyer's obligations to consummate this Agreement and the transaction contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

         8.1 REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations, warranties and covenants of Seller contained herein shall be true and correct in all respects as though made on and as of the date hereof and the Closing Date. Seller shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing. Seller shall have delivered to Buyer an officer's certificate of Seller dated as of the Closing Date to the foregoing effect.

         8.2 DELIVERY OF SCHEDULES AND EXHIBITS. Seller shall have delivered to Buyer all of the Exhibits and Schedules required to be delivered by Seller on or before the Closing Date, in form and substance satisfactory to Buyer in its sole and absolute discretion.

         8.3 DAMAGE OR DESTRUCTION. There shall not have been any material damage to or destruction of the Assets (whether or not covered by insurance) ("Material Damage"); PROVIDED HOWEVER, that should Buyer elect not to terminate this Agreement following the occurrence of Material Damage to any of the Assets, Buyer shall have the right to any and all proceeds of insurance payable in respect of such Material Damage, and Seller will promptly file and diligently pursue such insurance claim and cooperate with Buyer with respect thereto.

         8.4 NO OTHER MATERIAL ADVERSE CHANGE. Since the date of execution of the Letter of Intent between the parties relating to the transactions contemplated hereunder, there has not been:

                 (i) any event or condition that materially and adversely affects the Assets; and

                 (ii) any labor dispute with respect to employees of Seller at the Temperance Steel facility who render services to Toledo Pickling, other than routine grievance matters that are not in the aggregate, material, except such disputes as arise from this Agreement and the performance of Seller's obligations hereunder.

         8.5 CONSENTS. Seller shall have received all consents necessary to transfer the Assets to Buyer hereunder.

         8.6 INJUNCTIONS.  There shall not be in effect any Injunctions.

         8.7 TRANSFER OF REAL PROPERTY. The Closing contemplated hereunder and the Closing contemplated under the Real Property Purchase Agreement shall occur simultaneously.

         8.8 FINANCING/CONSENT OF LENDER. Buyer shall have obtained the consent of Buyer's institutional lenders to the consummation of the transactions described in this Agreement, and Buyer shall have obtained a commitment for mortgage financing of the acquisition of the Assets in an amount upon terms and conditions and from a lender satisfactory to Buyer in its sole discretion.

         8.9 OPERATING AGREEMENT. Oly Steel Welding, Inc., a Michigan corporation, and Michael Guthrie and Carlton Guthrie shall have entered into an Operating Agreement, and each of such parties shall have made the initial capital contribution required to be made thereunder.

                                   ARTICLE IX
                       CONDITIONS TO OBLIGATIONS OF SELLER
                       -----------------------------------

         Seller's obligations to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

         9.1 REPRESENTATIONS, WARRANTIES, COVENANTS. Each of the representations, warranties and covenants of Buyer contained in ARTICLE V, and the covenants contained in ARTICLE VI, shall be true and correct in all respects as though made on and as of the Closing Date. Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing. Buyer shall have delivered to Seller an officer's certificate of Buyer dated as of the Closing Date to the foregoing effect.

         9.2 DELIVERY OF DOCUMENTS. All documents to be delivered by Buyer pursuant to this Agreement shall have been executed and delivered to Seller in form and substance satisfactory to Seller in its sole and absolute discretion.

         9.3 INJUNCTIONS.  There shall not be in effect any Injunctions.

         9.4 TRANSFER OF REAL PROPERTY. The Closing contemplated hereunder and the Closing contemplated under the Real Property Purchase Agreement shall occur simultaneously.

                                    ARTICLE X
                                 INDEMNIFICATION
                                 ---------------

         10.1 INDEMNIFICATION BY SELLER. Seller hereby agrees to indemnify, defend and hold harmless Buyer and its direct and indirect members, managers, officers, employees, agents and assigns at all times from and after the date of this Agreement and the Closing Date, against, and in respect of any and all damage, loss, deficiency, cost and/or expense, including reasonable attorneys', accountants' and other professional fees arising from or relating to:

        (i) any misrepresentation, omission, breach of warranty, representation or covenant, or non-fulfillment of any obligation on the part of Seller under this Agreement, any certificate, Schedule or Exhibit, or other instrument furnished to Buyer in connection with this Agreement;

        (ii) the activities, operations, debts, liabilities, choses in action or claims of any nature, absolute or contingent (including, but not limited to obligations for taxes and interest and penalties thereon) of Seller, Toledo Pickling or any Affiliate of Seller;

        (iii) any claims, violations or alleged violations by Seller, Toledo Pickling or any Affiliate of Seller (which, for purposes of this Article X and Section 3.12, includes Northern Steel Transport Company, an Ohio corporation of which Richard Clair and James Clair were the majority owners) of any laws, statutes, codes, ordinances, rules, or regulations whether foreign, state, federal, or local, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, OSHA, COBRA and WARN;

         (iv) the filing (or failure to file) or payment (or non-payment) of any taxes by Seller, Toledo Pickling or any Affiliate of Seller, pursuant to any federal, state, local, or foreign income tax, excise or franchise tax, ad valorem, sales and use tax, payroll tax, F.I.C.A. taxes, real property tax, Michigan Single Business Tax, personal property tax, or any deficiencies in any taxes payable by or on behalf of Seller, together with any fees, penalties, fines, assessments, charges and other charges resulting from Seller's, Toledo Pickling's or any Affiliate's failure to timely file or pay any such tax;

        (v) arising from or relating to any and all claims, grievances or arbitrations and/or judgments for unfair labor practices for acts committed by Seller before the Closing Date whether filed prior to, on, or after the Closing Date with the National Labor Relations Board or any comparable federal, state, or local board, agency, or commission, or any state or federal court;

        (vi)      any  liabilities  of  Seller  not  expressly   assumed
                  by  Buyer hereunder;

        (vii) the infringement or alleged infringement by Seller of any patent, Trade Secret, trademark, trade name, service mark, copyright right, or proprietary interest of others;

        (viii) any and all suits, actions, liabilities, losses, obligations, penalties or claims arising under or resulting from any Plan, whether or not imposed or arising prior to the Closing Date, including, without limitation, any suit, action, liability, loss, obligation, penalty or claim arising out of the allegation or imposition of successor employer status upon Buyer;

        (ix)      Seller's Product Liability Obligations;

        (x) the failure by Seller, Toledo Pickling, or any Affiliate of Seller to qualify to do business as a foreign limited liability company, foreign partnership, or foreign corporation in the State of Michigan; and

        (xi) any and all actions, suits, proceedings, demands, assessments, penalties, fines, judgments, costs and legal and other expenses incident to any of the foregoing.

         10.2 INDEMNIFICATION BY BUYER.

         A. Buyer agrees to indemnify, defend, and hold harmless Seller and its directors, officers, shareholders, employees, agents, and assigns at all times from and after the date of this Agreement against, and in respect of, any and all damage, loss, deficiency, cost, and/or expense, including reasonable attorneys' or accountants' fees arising from or relating to:

         (i) any misrepresentation, omission, breach of warranty, representation or covenant, or non-fulfillment of any obligation on the part of Buyer under this

         Agreement, any certificate, Schedule or Exhibit, or other instrument furnished to Seller in connection with this Agreement;

        (ii)      Buyer's Product Liability Obligations;

        (iii) any claims, violations or alleged violations by Buyer of any laws, statutes, codes, ordinances, rules, or regulations whether foreign, state, federal, or local, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, OSHA, COBRA, ERISA and WARN, [which arise from any conduct or act of Buyer occurring on or after the Closing Date]; PROVIDED, HOWEVER, that Buyer shall not be required to indemnify Seller in the event, and to the extent, such conduct or act is a continuation of Seller's own unlawful conduct or act; and

        (iv) any and all actions, suits, proceedings, demands, assessments, penalties, fines, judgments, costs and legal and other expenses incident to any of the foregoing.

         10.3 THIRD PARTY CLAIM AGAINST BUYER OR SELLER. If any claim is made by a third party against Buyer or Seller which would result in a right to indemnification hereunder ("Indemnified Party"), then the Indemnified Party shall give prompt written notice to the other party ("Indemnifying Party") stating in reasonable detail the nature of the claim and attaching a copy of the claim. Within ten (10) business days after receipt of such notice, the Indemnifying Party shall notify the Indemnified Party whether or not it intends to undertake the defense of the claim. If the Indemnifying Party undertakes the defense of the claim, the Indemnifying Party shall select counsel reasonably satisfactory to the Indemnified Party and after such selection, any additional attorneys' fees incurred by the Indemnified Party shall not be subject to indemnification hereunder; PROVIDED, HOWEVER, that the Indemnified Party may participate, at its own expense, in the defense of the claim. If the Indemnifying Party fails to undertake the defense of the claim within said ten
(10) day period, the Indemnified Party shall undertake the defense thereof, in which case all costs and expenses relating to the defense including but not limited to reasonable attorneys' fees incurred by the Indemnified Party shall be the obligation of the Indemnifying Party subject to indemnification by the Indemnifying Party hereunder.

         10.4 TIME LIMITATIONS. The indemnity obligations of Seller contained in
Section 10.1(i) based solely on the breach by Seller of any representation or warranty contained in Article III shall expire twenty-four (24) months after the Closing Date except for the indemnity obligations arising out of a breach by Seller of any representation or warranty contained in Section 3.1, 3.2 (other than 3.2B(i)(d) and 3.2C), 3.3A, the second last sentence of Section 3.3B, 3.3D, 3.12 and 3.13, which obligations shall extend for the maximum period of time permitted by law. The foregoing time limitations shall not apply with respect to those pending claims for indemnification for which written notice was given by Buyer to Seller within the applicable time period.

                                   ARTICLE XI
                                   TERMINATION
                                   -----------

         11.1 GENERALLY. This Agreement may be terminated on or before the Closing Date:

        (i)       by the mutual written consent of Seller and Buyer;

        (ii) by Buyer, if there has been a material violation or breach by Seller of any of Seller's agreements, representations or warranties contained in this Agreement which has not been waived in writing;

        (iii) by Seller, if there has been a material violation or breach by Buyer of any of Buyer's agreements, representations or warranties contained in this Agreement which has not been waived in writing; or

        (iv) by either party in the event the Closing has not occurred by December 15, 1997 (unless extended by written agreement of the parties).

         11.2 RIGHT TO PROCEED. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in ARTICLE VII hereof have not been satisfied, Buyer shall have the right to waive one or more conditions precedent and proceed with the transactions contemplated hereby without waiving any of its other rights hereunder, and if any of the conditions specified in
ARTICLE VIII hereof have not been satisfied, Seller shall have the right to waive one or more conditions precedent and proceed with the transactions contemplated hereby without waiving any of its other rights hereunder; PROVIDED, HOWEVER, that if a party shall so elect to proceed, such party shall not thereafter attempt to hold the other party responsible for damages, liabilities, losses, or expenses resulting from the condition or conditions waived and such other party shall not be responsible for such damage, liabilities, losses or expenses.

                                   ARTICLE XII
                             CLOSING OF TRANSACTION
                             ----------------------

         12.1 CLOSING. The Closing shall take place on the Closing Date at the offices of Spengler Nathanson P.L.L., 608 Madison Avenue, Toledo, Ohio 43604 at 10:00 a.m. local time or such other place and time as the parties shall agree.

         12.2 CLOSING DOCUMENTS.

         A. DOCUMENTS TO BE PROVIDED BY SELLER. At the Closing, Seller shall deliver to Buyer the following, authorizing the execution and delivery of this Agreement and all other documents being entered into by Seller related to, or arising from, this Agreement:

         (1) General Assignment and Bill of Sale;

         (2) A certificate of the Secretary of Seller containing: (i) a certified copy of the Articles of Organization of Seller; and (ii) resolutions of Members and Managers authorizing the execution and delivery of this Agreement and the other documents being entered into by Seller;

         (3) Certificate of Existence of Seller from the Secretary of State of the State of Ohio dated not more than fifteen (15) days before the Closing Date;

         (4) Schedule of Agents and Employees;

         (5) Executed Real Property Purchase Agreement, all applicable deeds, and all other documents and instruments to be delivered to Buyer pursuant to the Real Property Purchase Agreement;

         (6) Valid, recordable releases of and UCC termination statements with respect to all liens, charges, or encumbrances against the Assets; and

         (7) Such other documents which Buyer reasonably deems necessary to effectuate the transactions contemplated by this Agreement.

         B. DOCUMENTS TO BE PROVIDED BY BUYER. At the Closing, Buyer shall deliver to Seller, or to the Escrow Agent, as applicable, the following:

         (1) Checks or wire transfer of immediately available federal funds for the cash amount due under Section 2.3C;

         (2) Certified Resolutions of the Members of Buyer authorizing the execution and delivery of the Agreement;

         (3) Purchase Price Allocation;

         (4) Certificate of Existence from the Michigan Department of Commerce dated not more than fifteen (15) days prior to the Closing Date; and

         (5) Such other documents which Seller reasonably deems necessary to effectuate the transactions contemplated by this Agreement.

         12.3 RISK OF LOSS. Risk of Loss with respect to the Assets shall pass to Buyer effective as of 11:59 p.m. local time December 12, 1997.

                                  ARTICLE XIII
                                  MISCELLANEOUS
                                  -------------

         13.1 BINDING EFFECT. Seller may not assign or transfer any rights, interests or obligations hereunder and any attempt to do so shall be null and void and of no force or effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         13.2 RECITALS; EXHIBITS AND SCHEDULES. The recitals contained at the beginning of this Agreement, and all Schedules and Exhibits attached hereto shall be deemed an integral part of this Agreement and shall be incorporated herein by reference. The Exhibits and Schedules hereto shall be delivered separately upon execution hereof or on the Closing Date and initialed by the parties hereto and shall be deemed delivered under this Agreement.

         13.3 GOVERNING LAW. This Agreement is made and entered into, and shall be governed by, and construed in accordance with, the laws of the State of Ohio.

         13.4 NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be either: (1) personally delivered; (2) mailed by certified mail, return receipt requested; or (3) overnight courier addressed as follows:

                  To Buyer:                Michael D. Siegal, President
                                           Oly Steel Welding, Inc.
                                           5096 Richmond Road
                                           Bedford Heights, Ohio  44146
                                           Fax: (216) 292-3974
                  With a simultaneous
                  copy to:                 Michael J. Guthrie and
                                           Carlton Guthrie
                                           c/o Trumark, Inc.
                                           1820 Sunset Avenue
                                           Lansing, Michigan 48917
                                           Fax: (517) 482-9942

                  And to:                  Marc H. Morgenstern, Esq.
                                           Kahn, Kleinman, Yanowitz &
                                             Arnson Co., L.P.A.
                                           The Tower at Erieview, Suite 2600
                                           Cleveland, Ohio  44114
                                           (Fax):  (216) 696-1009

                  And to:                  Warren Cameron Faust & Asciutto, P.C.
                                           2161 Corners Parkway
                                           Okemos, Michigan  48864
                                           Attn:  Owen J. Faust, Esq.
                                           (FAX):  (517) 349-3311

                  To Seller:               LaVoy Investors, Ltd.
                                           P.O. Box 3395
                                           Toledo, Ohio 43607-3395
                                           (Fax): (419) 259-4496
                                           Attn:  William Ciralsky

                  With a simultaneous
                  copy to:                 Joel Levine, Esq.
                                           Spengler Nathanson
                                           608 Madison Avenue
                                           Suite 1000
                                           Toledo, Ohio 43604-1169
                                           (Fax): (419) 241-8599
or to such other address as either party notifies the other by certified mail. Notice shall be deemed given when personally delivered or when deposited in the United States mail or with the overnight courier.

         13.5 FURTHER ASSURANCES. Buyer and Seller each agree that it will, at any time and from time to time, do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorneys and assurances as may be required for the better assigning, transferring, granting, conveying, or assuring to Buyer, or its successors or assigns, any or all of the Assets.

         13.6 ENTIRE AGREEMENT. Except for the Real Property Purchase Agreement or the other agreements or instruments executed by the parties hereto in connection herewith, this Agreement, together with its Exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions whether oral or written.

         13.7 WAIVERS. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         13.8 HEADINGS. Section, paragraph and subparagraph headings are not to be considered part of this Agreement; they are included solely for convenience and are not intended to be full or accurate descriptions of the contents hereof.

         13.9 SEVERABILITY. All clauses of this Agreement are distinct and severable and if any clause shall be held to be invalid or illegal, that shall not affect the validity or legality of the remainder of the Agreement.

         13.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original for all purposes, but all of which shall constitute one and the same instrument.

         13.11 PUBLIC ANNOUNCEMENT. Except as otherwise may be required by applicable law, all public notices and all other publicity concerning the negotiation and consummation of the transaction contemplated by the parties hereto shall be released or communicated jointly through the Closing Date.

         13.12 TIME OF THE ESSENCE. Time is of the essence in the performance of the terms and conditions of this Agreement.

         13.13 ARBITRATION. Any dispute arising between the parties hereto shall be resolved by arbitration in Cleveland, Ohio (or such other location as otherwise agreed) in accordance with the Rules of the American Arbitration Association, and the award of the arbitrator(s) shall be final and binding upon the parties. In the event a demand for arbitration is filed pursuant hereto, the parties shall have the same rights to discovery under the Ohio Rules of Civil Procedure as if the dispute had been filed as an original action in an Ohio Court of original jurisdiction, and any Court located in Cleveland, Ohio or elsewhere shall have jurisdiction and shall be authorized to enforce said rights as if the entire dispute were pending before said Court. All parties consent, agree and submit to Ohio personal jurisdiction. Each of the parties waives any defense of inconvenient forum to the maintenance of an action in the above-referenced courts in Ohio.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

LAVOY INVESTORS, LTD.                     TRUMARK STEEL & PROCESSING, LLC



By: /s/ Richard P. Clair                 By:   /s/ Carlton Guthrie
   --------------------------------           ----------------------------------
Title: Member                             Title:  Member
      -----------------------------              -------------------------------


By: /s/ William Ciralsky
   --------------------------------

Title: Member
      -----------------------------


Signatory to this Agreement solely for purposes of joining in the representations and warranties contained in Sections 3.5, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, and 3.15 and each of the covenants, agreements and undertakings contained in Sections 4.1 and 4.9.

                                    TOLEDO PICKLING & STEEL SALES, INC.


                                    By: /s/ William Ciralsky
                                       -----------------------------------------